Consent of Independent Auditors

We consent to the reference to our firm under the captions "Summary Consolidated Financial and Other Data", "Selected Consolidated Financial and Other Data" and "Experts" and to the use of our reports dated February 26, 2000 (except for Note 1, as to which the date is _____________), in the Registration Statement (Form S-1 No. 33-_________) and related Prospectus of Garmin Ltd.dated September 11, 2000.
                                                  Ernst & Young LLP

Kansas City, Missouri


       The foregoing consent is in the form that will be signed upon the completion of the Company's reorganization described in Note 1 to the financial statements.

                                                  /s/Ernst & Young LLP
                                                  Ernst & Young LLP

                                                  Kansas City, Missouri
                                                  September 8, 2000